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                                                          Exhibit 16 to Form 8-K

                  LETTER ON CHANGE IN CERTIFYING ACCOUNTANT



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated April 25, 1997, of Eateries, Inc. and are in agreement with the statements contained in the second and fourth sentences on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                               Ernst & Young LLP


Oklahoma City, Oklahoma
April 29, 1997